Exhibit 99.1

UPS RELEASES 3Q 2024 EARNINGS
•Consolidated Revenues of $22.2B, Compared to $21.1B Last Year
•Consolidated and Non-GAAP Adjusted* Consolidated Operating Margin of 8.9%
•Diluted EPS of $1.80; Non-GAAP Adj. Diluted EPS of $1.76, Compared to $1.57 Last Year
•Updates 2024 Financial Guidance

ATLANTA – October 24, 2024 – UPS (NYSE:UPS) today announced third-quarter 2024 consolidated revenues of $22.2 billion, a 5.6% increase from the third quarter of 2023. Consolidated operating profit was $2.0 billion, up 47.8% compared to the third quarter of 2023, and up 22.8% on a non-GAAP adjusted basis. Diluted earnings per share were $1.80 for the quarter; non-GAAP adjusted diluted earnings per share were $1.76, 12.1% above the same period in 2023.

For the third quarter of 2024, GAAP results include an after-tax net benefit of $36 million, or $0.04 per diluted share, comprised of a $152 million gain resulting from the divestiture of the Coyote Logistics business net of transformation strategy costs of $116 million.

“I want to thank all UPSers for their hard work and efforts. After a challenging 18-month period, our company returned to revenue and profit growth,” said Carol Tomé, UPS chief executive officer. “Peak season is nearly upon us, and we are ready to deliver another successful holiday season and continue the progress we demonstrated in the third quarter.”
U.S. Domestic Segment

	3Q 2024	Non-GAAP Adjusted 3Q 2024	3Q 2023	Non-GAAP Adjusted 3Q 2023
Revenue	$14,450 M		$13,660 M
Operating profit	$898 M	$974 M	$571 M	$665 M

•Revenue increased 5.8%, driven by a 6.5% increase in average daily volume.
•Operating margin was 6.2%; non-GAAP adjusted operating margin was 6.7%.

International Segment

	3Q 2024	Non-GAAP Adjusted 3Q 2024	3Q 2023	Non-GAAP Adjusted 3Q 2023
Revenue	$4,411 M		$4,267 M
Operating profit	$798 M	$792 M	$630 M	$675 M

•Revenue increased 3.4%, driven primarily by a 2.5% increase in revenue per piece.
•Operating margin was 18.1%; non-GAAP adjusted operating margin was 18.0%.

Supply Chain Solutions1

	3Q 2024	Non-GAAP Adjusted 3Q 2024	3Q 2023	Non-GAAP Adjusted 3Q 2023
Revenue	$3,384 M		$3,134 M
Operating profit	$289 M	$217 M	$142 M	$275 M
1 Consists of operating segments that do not meet the criteria of a reportable segment under ASC Topic 280 – Segment Reporting.

•Revenue increased 8.0%, due primarily to growth in air and ocean forwarding and the continued onboarding of USPS air cargo.
•Operating margin was 8.5%; non-GAAP adjusted operating margin was 6.4%.

2024 Outlook
The company provides certain guidance on a non-GAAP adjusted basis because it is not possible to predict or provide a reconciliation reflecting the impact of future pension adjustments or other unanticipated events, which would be included in reported (GAAP) results and could be material.

In the third quarter, the company completed the disposition of Coyote Logistics. The expected revenue and profits associated with this business had been included in the company’s previously provided revenue and operating margin targets. For full-year 2024, UPS updates its consolidated revenue and operating margin targets, reflecting actual third-quarter results, the impact of the completed Coyote disposition and the company’s outlook for the fourth quarter.
•Consolidated revenue expected to be approximately $91.1 billion
•Lifts consolidated non-GAAP adjusted operating margin expectation to approximately 9.6%
•Capital expenditures of approximately $4.0 billion
•Dividend payments expected to be around $5.4 billion, subject to Board approval

* “Non-GAAP Adjusted” or “Non-GAAP Adj.” amounts are non-GAAP adjusted financial measures. See the appendix to this release for a discussion of non-GAAP adjusted financial measures, including a reconciliation to the most closely correlated GAAP measure.

Contacts:
UPS Media Relations: 404-828-7123 or pr@ups.com
UPS Investor Relations: 404-828-6059 (option 4) or investor@ups.com

# # #

Conference Call Information
UPS CEO Carol Tomé and CFO Brian Dykes will discuss third-quarter results with investors and analysts during a conference call at 8:30 a.m. ET, October 24, 2024. That call will be open to others through a live Webcast. To access the call, go to www.investors.ups.com and click on “Earnings Conference Call.” Additional financial information is included in the detailed financial schedules being posted on www.investors.ups.com under “Quarterly Earnings and Financials” and as furnished to the SEC as an exhibit to our Current Report on Form 8-K.

About UPS
UPS (NYSE: UPS) is one of the world’s largest companies, with 2023 revenue of $91.0 billion, and provides a broad range of integrated logistics solutions for customers in more than 200 countries and territories. Focused on its purpose statement, “Moving our world forward by delivering what matters,” the company’s approximately 500,000 employees embrace a strategy that is simply stated and powerfully executed: Customer First. People Led. Innovation Driven. UPS is committed to reducing its impact on the environment and supporting the communities we serve around the world. More information can be found at www.ups.com, about.ups.com and www.investors.ups.com.

Forward-Looking Statements
This release, our Annual Report on Form 10-K for the year ended December 31, 2023 and our other filings with the Securities and Exchange Commission contain and in the future may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than those of current or historical fact, and all statements accompanied by terms such as “will,” “believe,” “project,” “expect,” “estimate,” “assume,” “intend,” “anticipate,” “target,” “plan,” and similar terms, are intended to be forward-looking statements. Forward-looking statements are made subject to the safe harbor provisions of the federal securities laws pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.
From time to time, we also include written or oral forward-looking statements in other publicly disclosed materials. Forward-looking statements may relate to our intent, belief, forecasts of, or current expectations about our strategic direction, prospects, future results, or future events; they do not relate strictly to historical or current facts. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any forward-looking statements because such statements speak only as of the date when made and the future, by its very nature, cannot be predicted with certainty.
Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or anticipated results. These risks and uncertainties include, but are not limited to: changes in general economic conditions in the U.S. or internationally; significant competition on a local, regional, national and international basis; changes in our relationships with our significant customers; our ability to attract and retain qualified employees; strikes, work stoppages or slowdowns by our employees; increased or more complex physical or operational security requirements; a significant cybersecurity incident, or increased data protection regulations; our ability to maintain our brand image and corporate reputation; impacts from global climate change; interruptions in or impacts on our business from natural or man-made events or disasters including terrorist attacks, epidemics or pandemics; exposure to changing economic, political, regulatory and social developments in international and emerging markets; our ability to realize the anticipated benefits from acquisitions, dispositions, joint ventures or strategic alliances; the effects of changing prices of energy, including gasoline, diesel, jet fuel, other fuels and interruptions in supplies of these commodities; changes in exchange rates or interest rates; our ability to accurately forecast our future capital investment needs; increases in our expenses or funding obligations relating to employee health, retiree health and/or pension benefits; our ability to manage insurance and claims expenses; changes in business strategy, government regulations or economic or market conditions that may result in impairments of our assets; potential additional U.S. or international tax liabilities; increasingly stringent regulations related to climate change; potential claims or litigation related to labor and employment, personal injury, property damage, business practices, environmental liability and other matters; and other risks discussed in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2023, and subsequently filed reports. You should consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of predictions contained in such forward-looking statements. We do not undertake any obligation to update forward-looking statements to reflect events, circumstances, changes in expectations, or the occurrence of unanticipated events after the date of those statements, except as required by law.
From time to time, we expect to participate in analyst and investor conferences. Materials provided or displayed at those conferences, such as slides and presentations, may be posted on our investor relations website at www.investors.ups.com under the heading "Presentations" when made available. These presentations may contain new material nonpublic information about our company and you are encouraged to monitor this site for any new posts, as we may use this mechanism as a public announcement.
Reconciliation of GAAP and Non-GAAP Adjusted Financial Measures
We supplement the reporting of our financial information determined under generally accepted accounting principles ("GAAP") with certain non-GAAP adjusted financial measures. Management views and evaluates business performance on both a GAAP basis and by excluding costs and benefits associated with these non-GAAP adjusted financial measures. As a result, we believe the presentation of these non-GAAP adjusted financial measures better enables users of our financial information to view and evaluate underlying business performance from the same perspective as management.
Non-GAAP adjusted financial measures should be considered in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. Our non-GAAP adjusted financial measures do not represent a comprehensive basis of accounting and therefore may not be comparable to similarly titled measures reported by other companies.
Forward-Looking Non-GAAP Adjusted Financial Metrics
From time to time when presenting forward-looking non-GAAP metrics, we are unable to provide quantitative reconciliations to the most closely correlated GAAP measure due to the uncertainty in the timing, amount or nature of any adjustments, which could be material in any period.
One-Time Payment for International Regulatory Matter

We supplement the presentation of operating profit, operating margin, interest expense, total other income (expense), income before income taxes, net income and earnings per share with non-GAAP measures that exclude the impact of a second quarter of 2024 one-time payment of $94 million of previously restricted cash to settle a previously-disclosed challenge by Italian tax authorities to the deductibility of Value Added Tax payments by UPS to certain third-party service providers, a review of which was launched in the fourth quarter of 2023. We do not believe this is a component of our ongoing operations and we do not expect this or similar payments to recur.

Expense for Regulatory Matter
We supplement the presentation of operating profit, operating margin, interest expense, total other income (expense), income before income taxes, net income and earnings per share with non-GAAP measures that exclude the impact of an accrual for a regulatory matter that we consider to be unrelated to our ongoing operations and that we do not expect to recur.
Transformation Strategy Costs

We supplement the presentation of operating profit, operating margin, income before income taxes, net income and earnings per share with non-GAAP measures that exclude the impact of charges related to activities within our transformation strategy. Our transformation activities have spanned several years to fundamentally change the spans and layers of our organization structure, processes, technologies and the composition of our business portfolio. While earlier stages of these transformation activities were complete in 2023 (Transformation 1.0), certain systems implementations and portfolio review activities (Transformation 2.0) are ongoing and expected to continue through 2025. We previously announced initiatives under Fit to Serve to right-size our business through a workforce reduction of approximately 12,000 positions throughout 2024 and create a more efficient operating model to enhance responsiveness to changing market dynamics. We are evaluating the scope of Fit to Serve. Various circumstances have precipitated these initiatives, including identification and prioritization of investments as a result of executive leadership changes, developments and changes in competitive landscapes, inflationary pressures, consumer behaviors, and other factors including post-COVID normalization and volume diversions attributed to our 2023 labor negotiations. We do not consider the related costs to be ordinary because each initiative and project involves separate and distinct activities that may span multiple periods and are not expected to drive incremental revenue, and because the scope of the initiatives exceeded that of routine, ongoing efforts to enhance profitability. These initiatives are in addition to ordinary, ongoing efforts to enhance business performance.
Goodwill and Asset Impairments
We supplement the presentation of operating profit, operating margin, income before income taxes, net income and earnings per share with non-GAAP measures that exclude the impact of goodwill and asset impairment charges. We do not consider these charges when evaluating the operating performance of our business units, making decisions to allocate resources or in determining incentive compensation awards.
Gains and Losses Related to Divestitures
We supplement the presentation of operating profit, operating margin, income before income taxes, net income and earnings per share with non-GAAP measures that exclude the impact of gains (or losses) related to the divestiture of businesses. We do not consider these transactions when evaluating the operating performance of our business units, making decisions to allocate resources or in determining incentive compensation awards.
One-Time Compensation Payment
We supplement the presentation of operating profit, operating margin, income before income taxes, net income and earnings per share with non-GAAP measures that exclude the impact of a one-time payment made to certain U.S.-based, non-union part-time supervisors following the ratification of our labor agreement with the Teamsters in 2023. We do not expect this or similar payments to recur.

Non-GAAP Adjusted Cost per Piece

We evaluate the efficiency of our operations using various metrics, including non-GAAP adjusted cost per piece. Non-GAAP adjusted cost per piece is calculated as non-GAAP adjusted operating expenses in a period divided by total volume for that period. Because non-GAAP adjusted operating expenses exclude costs or charges that we do not consider a part of underlying business performance when monitoring and evaluating the operating performance of our business units, making decisions to allocate resources or in determining incentive compensation awards, we believe this is the appropriate metric on which to base reviews and evaluations of the efficiency of our operational performance.
Defined Benefit Pension and Postretirement Medical Plan Gains and Losses
We recognize changes in the fair value of plan assets and net actuarial gains and losses in excess of a 10% corridor (defined as 10% of the greater of the fair value of plan assets or the plan's projected benefit obligation), as well as gains and losses resulting from plan curtailments and settlements, for our pension and postretirement defined benefit plans immediately as part of Investment income (expense) and other in the statements of consolidated income. We supplement the presentation of our income before income taxes, net income and earnings per share with adjusted measures that exclude the impact of these gains and losses and the related income tax effects. We believe excluding these defined benefit pension and postretirement plan gains and losses provides important supplemental information by removing the volatility associated with plan amendments and short-term changes in market interest rates, equity values and similar factors.
Free Cash Flow
We calculate free cash flow as cash flows from operating activities less capital expenditures, proceeds from disposals of property, plant and equipment, and plus or minus the net changes in other investing activities. We believe free cash flow is an important indicator of how much cash is generated by our ongoing business operations and we use this as a measure of incremental cash available to invest in our business, meet our debt obligations and return cash to shareowners.

United Parcel Service, Inc.
Reconciliation of GAAP and Non-GAAP Adjusted Measures
(unaudited)

Three Months Ended
September 30
	2024	2023		2024	2023
Operating Profit (GAAP)	$1,985	$1,343	Operating Margin (GAAP)	8.9%	6.4%

Transformation Strategy Costs:			Transformation Strategy Costs:
Transformation 1.0	—	3	Transformation 1.0	—%	—%

Transformation 2.0			Transformation 2.0
Business portfolio review	34	2	Business portfolio review	0.1%	—%
Financial systems	12	12	Financial systems	0.1%	0.1%
Other initiatives	—	1	Other initiatives	—%	—%
Transformation 2.0 total	46	15	Transformation 2.0 total	0.2%	0.1%

Fit to Serve	108	76	Fit to Serve	0.5%	0.3%
Total Transformation Strategy Costs	154	94	Total Transformation Strategy Costs	0.7%	0.4%
Gain on Divestiture of Coyote(1)	(156)	—	Gain on Divestiture of Coyote(1)	(0.7)%	—%
Goodwill and Asset Impairment Charges(2)	—	117	Goodwill and Asset Impairment Charges(2)	—%	0.6%
One-Time Compensation(3)	—	61	One-Time Compensation(3)	—%	0.3%

Non-GAAP Adjusted Operating Profit	$1,983	$1,615	Non-GAAP Adjusted Operating Margin	8.9%	7.7%

				2024	2023
			Income Before Income Taxes (GAAP)	$1,910	$1,268

			Transformation Strategy Costs:
			Transformation 1.0	—	3

			Transformation 2.0
			Business portfolio review	34	2
			Financial systems	12	12
			Other initiatives	—	1
			Transformation 2.0 total	46	15

(1) Represents a pre-tax gain of $156 million on the divestiture of our Coyote Logistics business within Supply Chain Solutions during 2024.			Fit to Serve	108	76
			Total Transformation Strategy Costs	154	94
(2) Reflects pre-tax goodwill impairment charges of $117 million within Supply Chain Solutions in 2023.			Gain on Divestiture of Coyote(1)	(156)	—
			Goodwill and Asset Impairment Charges(2)	—	117
(3) Represents a pre-tax one-time payment of $61 million to certain U.S.-based non-union part-time supervisors in 2023.			One-Time Compensation(3)	—	61

			Non-GAAP Adjusted Income Before Income Taxes	$1,908	$1,540

United Parcel Service, Inc.
Reconciliation of GAAP and Non-GAAP Adjusted Measures
(unaudited)

Three Months Ended
September 30
	2024	2023		2024	2023
Income Tax Expense (GAAP)	$371	$141	Diluted Earnings Per Share (GAAP)	$1.80	$1.31

Transformation Strategy Costs:			Transformation Strategy Costs:
Transformation 1.0	—	1	Transformation 1.0	—	—

Transformation 2.0			Transformation 2.0
Business portfolio review	8	1	Business portfolio review	0.03	—
Financial systems	3	3	Financial systems	0.01	0.02
Other initiatives	—	—	Other initiatives	—	—
Transformation 2.0 total	11	4	Transformation 2.0 total	0.04	0.02

Fit to Serve	27	19	Fit to Serve	0.10	0.07
Total Transformation Strategy Costs	38	24	Total Transformation Strategy Costs	0.14	0.09
Gain on Divestiture of Coyote(1)	(4)	—	Gain on Divestiture of Coyote(1)	(0.18)	—
Goodwill and Asset Impairment Charges(2)	—	14	Goodwill and Asset Impairment Charges(2)	—	0.12
One-Time Compensation(3)	—	15	One-Time Compensation(3)	—	0.05

Non-GAAP Adjusted Income Tax Expense	$405	$194	Non-GAAP Adjusted Diluted Earnings Per Share	$1.76	$1.57

	2024	2023
Net Income (GAAP)	$1,539	$1,127

Transformation Strategy Costs:
Transformation 1.0	—	2

Transformation 2.0
Business portfolio review	26	1
Financial systems	9	9
Other initiatives	—	1
Transformation 2.0 total	35	11

Fit to Serve	81	57	(1) Represents a pre-tax gain of $156 million on the divestiture of our Coyote Logistics business within Supply Chain Solutions during 2024.
Total Transformation Strategy Costs	116	70
Gain on Divestiture of Coyote(1)	(152)	—	(2) Reflects pre-tax goodwill impairment charges of $117 million within Supply Chain Solutions in 2023.
Goodwill and Asset Impairment Charges(2)	—	103	(3) Represents a pre-tax one-time payment of $61 million to certain U.S.-based non-union part-time supervisors in 2023.
One-Time Compensation(3)	—	46

Non-GAAP Adjusted Net Income	$1,503	$1,346
Prior year amounts may have been reclassified to conform to the current year presentation. Certain amounts are calculated based on unrounded numbers.

United Parcel Service, Inc.
Reconciliation of GAAP and Non-GAAP Adjusted Measures by Segment
(unaudited)

Three Months Ended
September 30
	2024	2023		2024	2023		2024	2023
U.S. Domestic Package	Operating Expenses		% Change	Operating Profit		% Change	Operating Margin
GAAP	$13,552	$13,089	3.5%	$898	$571	57.3%	6.2%	4.2%

Adjusted for:
Transformation Strategy Costs	(76)	(33)	130.3%	76	33	130.3%	0.5%	0.2%
One-Time Compensation	—	(61)	(100.0)%	—	61	(100.0)%	—%	0.5%

Non-GAAP Adjusted Measure	$13,476	$12,995	3.7%	$974	$665	46.5%	6.7%	4.9%

	2024	2023		2024	2023		2024	2023
International Package	Operating Expenses		% Change	Operating Profit		% Change	Operating Margin
GAAP	$3,613	$3,637	(0.7)%	$798	$630	26.7%	18.1%	14.8%

Adjusted for:
Transformation Strategy Costs	6	(45)	N/A	(6)	45	N/A	(0.1)%	1.0%

Non-GAAP Adjusted Measure	$3,619	$3,592	0.8%	$792	$675	17.3%	18.0%	15.8%

	2024	2023		2024	2023		2024	2023
Supply Chain Solutions	Operating Expenses		% Change	Operating Profit		% Change	Operating Margin
GAAP	$3,095	$2,992	3.4%	$289	$142	103.5%	8.5%	4.5%

Adjusted for:
Transformation Strategy Costs	(84)	(16)	425.0%	84	16	425.0%	2.5%	0.5%
Gain on Divestiture of Coyote	156	—	N/A	(156)	—	N/A	(4.6)%	—%
Goodwill and Asset Impairment Charges	—	(117)	(100.0)%	—	117	(100.0)%	—%	3.8%

Non-GAAP Adjusted Measure	$3,167	$2,859	10.8%	$217	$275	(21.1)%	6.4%	8.8%

United Parcel Service, Inc.
Reconciliation of GAAP and Non-GAAP Adjusted Measures - U.S. Domestic Cost Per Piece
(unaudited)

	Three Months Ended
	September 30
	2024	2023	% Change
Operating Days	64	63
Average Daily U.S. Domestic Package Volume	18,407	17,286
U.S. Domestic Cost Per Piece (GAAP)	$11.50	$12.02	(4.3)%

Transformation Strategy Costs	(0.06)	(0.03)	100.0%
One-Time Compensation	—	(0.06)	(100.0)%

U.S. Domestic Non-GAAP Adjusted Cost Per Piece	$11.44	$11.93	(4.1)%

United Parcel Service, Inc.
Reconciliation of GAAP and Non-GAAP Adjusted Measures
(unaudited)

Nine Months Ended
September 30
	2024	2023		2024	2023
Operating Profit (GAAP)	$5,542	$6,664	Operating Margin (GAAP)	8.4%	10.1%

Transformation Strategy Costs:			Transformation Strategy Costs:
Transformation 1.0	—	10	Transformation 1.0	—%	—%

Transformation 2.0			Transformation 2.0
Spans and layers	—	86	Spans and layers	—%	0.2%
Business portfolio review	29	31	Business portfolio review	—%	—%
Financial systems	41	30	Financial systems	0.1%	—%
Other initiatives	—	3	Other initiatives	—%	—%
Transformation 2.0 total	70	150	Transformation 2.0 total	0.1%	0.2%

Fit to Serve	157	76	Fit to Serve	0.2%	0.1%
Total Transformation Strategy Costs	227	236	Total Transformation Strategy Costs	0.3%	0.3%
Gain on Divestiture of Coyote(1)	(156)	—	Gain on Divestiture of Coyote(1)	(0.2)%	—%
One-Time Payment for Int'l Regulatory Matter(2)	88	—	One-Time Payment for Int'l Regulatory Matter(2)	0.1%	—%
Goodwill and Asset Impairment Charges(3)(4)	48	125	Goodwill and Asset Impairment Charges(3)(4)	0.1%	0.2%
One-Time Compensation(5)	—	61	One-Time Compensation(5)	—%	0.1%
Expense for Regulatory Matter(6)	45	—	Expense for Regulatory Matter(6)	0.1%	—%

Non-GAAP Adjusted Operating Profit	$5,794	$7,086	Non-GAAP Adjusted Operating Margin	8.8%	10.7%

(1) Represents a pre-tax gain of $156 million on the divestiture of our Coyote Logistics business within Supply Chain Solutions during 2024.
(2) Reflects a pre-tax one-time payment for an international regulatory matter and related interest of $94 million.
(3) Reflects pre-tax impairment charges of $41 million for acquired trade names within Supply Chain Solutions and $7 million for software licenses in 2024.
(4) Reflects goodwill impairment charges of $125 million within Supply Chain Solutions in 2023.
(5) Represents a one-time payment of $61 million to certain U.S.-based non-union part-time supervisors.
(6) Reflects an accrual for a regulatory matter of $45 million.

United Parcel Service, Inc.
Reconciliation of GAAP and Non-GAAP Adjusted Measures
(unaudited)

Nine Months Ended
September 30

	2024		2024	2023
Other Income (Expense) (GAAP)	$(227)	Income Before Income Taxes (GAAP)	$5,315	$6,510

One-Time Payment for Int'l Regulatory Matter(2)	6	Transformation Strategy Costs:
		Transformation 1.0	—	10
Non-GAAP Adjusted Other Income (Expense)	$(221)
		Transformation 2.0
		Spans and layers	—	86
		Business portfolio review	29	31
		Financial systems	41	30
		Other initiatives	—	3
		Transformation 2.0 total	70	150

		Fit to Serve	157	76
		Total Transformation Strategy Costs	227	236
		Gain on Divestiture of Coyote(1)	(156)	—
		One-Time Payment for Int'l Regulatory Matter(2)	94	—
		Goodwill and Asset Impairment Charges(3)(4)	48	125
		One-Time Compensation(5)	—	61
		Expense for Regulatory Matter(6)	45	—

		Non-GAAP Adjusted Income Before Income Taxes	$5,573	$6,932

(1) Represents a pre-tax gain of $156 million on the divestiture of our Coyote Logistics business within Supply Chain Solutions during 2024.
(2) Reflects a pre-tax one-time payment for an international regulatory matter and related interest of $94 million.
(3) Reflects pre-tax impairment charges of $41 million for acquired trade names within Supply Chain Solutions and $7 million for software licenses in 2024.
(4) Reflects goodwill impairment charges of $125 million within Supply Chain Solutions in 2023.
(5) Represents a one-time payment of $61 million to certain U.S.-based non-union part-time supervisors.
(6) Reflects an accrual for a regulatory matter of $45 million.

United Parcel Service, Inc.
Reconciliation of GAAP and Non-GAAP Adjusted Measures
(unaudited)

Nine Months Ended
September 30
	2024	2023
Income Tax Expense (GAAP)	$1,254	$1,407

Transformation Strategy Costs:
Transformation 1.0	—	2

Transformation 2.0
Spans and layers	—	21
Business portfolio review	7	7
Financial systems	10	8
Other initiatives	—	—
Transformation 2.0 total	17	36

Fit to Serve	38	19
Total Transformation Strategy Costs	55	57
Gain on Divestiture of Coyote(1)	(4)	—
One-Time Payment for Int'l Regulatory Matter(2)	—	—
Goodwill and Asset Impairment Charges(3)(4)	13	16
One-Time Compensation(5)	—	15
Expense for Regulatory Matter(6)	—	—

Non-GAAP Adjusted Income Tax Expense	$1,318	$1,495

(1) Represents a pre-tax gain of $156 million on the divestiture of our Coyote Logistics business within Supply Chain Solutions during 2024.
(2) Reflects a pre-tax one-time payment for an international regulatory matter and related interest of $94 million.
(3) Reflects pre-tax impairment charges of $41 million for acquired trade names within Supply Chain Solutions and $7 million for software licenses in 2024.
(4) Reflects goodwill impairment charges of $125 million within Supply Chain Solutions in 2023.
(5) Represents a one-time payment of $61 million to certain U.S.-based non-union part-time supervisors.
(6) Reflects an accrual for a regulatory matter of $45 million.

Prior year amounts may have been reclassified to conform to the current year presentation. Certain amounts are calculated based on unrounded numbers.

United Parcel Service, Inc.
Reconciliation of GAAP and Non-GAAP Adjusted Measures
(unaudited)

Nine Months Ended
September 30
	2024	2023		2024	2023
Net Income (GAAP)	$4,061	$5,103	Diluted Earnings Per Share (GAAP)	$4.74	$5.92

Transformation Strategy Costs:			Transformation Strategy Costs:
Transformation 1.0	—	8	Transformation 1.0	—	—

Transformation 2.0			Transformation 2.0
Spans and layers	—	65	Spans and layers	—	0.08
Business portfolio review	22	24	Business portfolio review	0.03	0.03
Financial systems	31	22	Financial systems	0.04	0.03
Other initiatives	—	3	Other initiatives	—	—
Transformation 2.0 total	53	114	Transformation 2.0 total	0.07	0.14

Fit to Serve	119	57	Fit to Serve	0.14	0.07
Total Transformation Strategy Costs	172	179	Total Transformation Strategy Costs	0.21	0.21
Gain on Divestiture of Coyote(1)	(152)	—	Gain on Divestiture of Coyote(1)	(0.18)	—
One-Time Payment for Int'l Regulatory Matter(2)	94	—	One-Time Payment for Int'l Regulatory Matter(2)	0.11	—
Goodwill and Asset Impairment Charges(3)(4)	35	109	Goodwill and Asset Impairment Charges(3)(4)	0.04	0.13
One-Time Compensation(5)	—	46	One-Time Compensation(5)	—	0.05
Expense for Regulatory Matter(6)	45	—	Expense for Regulatory Matter(6)	0.05	—

Non-GAAP Adjusted Net Income	$4,255	$5,437	Non-GAAP Adjusted Diluted Earnings Per Share	$4.97	$6.31

(1) Represents a pre-tax gain of $156 million on the divestiture of our Coyote Logistics business within Supply Chain Solutions during 2024.
(2) Reflects a pre-tax one-time payment for an international regulatory matter and related interest of $94 million.
(3) Reflects pre-tax impairment charges of $41 million for acquired trade names within Supply Chain Solutions and $7 million for software licenses in 2024.
(4) Reflects goodwill impairment charges of $125 million within Supply Chain Solutions in 2023.
(5) Represents a one-time payment of $61 million to certain U.S.-based non-union part-time supervisors.
(6) Reflects an accrual for a regulatory matter of $45 million.

United Parcel Service, Inc.
Reconciliation of GAAP and Non-GAAP Adjusted Measures by Segment
(unaudited)

Nine Months Ended
September 30
	2024	2023		2024	2023		2024	2023
U.S. Domestic Package	Operating Expenses		% Change	Operating Profit		% Change	Operating Margin
GAAP	$40,091	$39,404	1.7%	$2,712	$3,639	(25.5)%	6.3%	8.5%

Adjusted for:
Goodwill and Asset Impairment Charges	(5)	—	N/A	5	—	N/A	—%	—%
Transformation Strategy Costs	(93)	(134)	(30.6)%	93	134	(30.6)%	0.3%	0.3%
One-Time Compensation	—	(61)	(100.0)%	—	61	(100.0)%	—%	0.1%

Non-GAAP Adjusted Measure	$39,993	$39,209	2.0%	$2,810	$3,834	(26.7)%	6.6%	8.9%

	2024	2023		2024	2023		2024	2023
International Package	Operating Expenses		% Change	Operating Profit		% Change	Operating Margin
GAAP	$10,865	$10,884	(0.2)%	$2,172	$2,341	(7.2)%	16.7%	17.7%

Adjusted for:
One-Time Payment for Int'l Regulatory Matter	(88)	—	N/A	88	—	N/A	0.7%	—%
Asset Impairment Charges	(2)	—	N/A	2	—	N/A	—%	—%
Transformation Strategy Costs	(36)	(42)	(14.3)%	36	42	(14.3)%	0.2%	0.3%

Non-GAAP Adjusted Measure	$10,739	$10,842	(1.0)%	$2,298	$2,383	(3.6)%	17.6%	18.0%

	2024	2023		2024	2023		2024	2023
Supply Chain Solutions	Operating Expenses		% Change	Operating Profit		% Change	Operating Margin
GAAP	$9,271	$9,089	2.0%	$658	$684	(3.8)%	6.6%	7.0%

Adjusted for:
Gain on Divestiture of Coyote	156	—	N/A	(156)	—	N/A	(1.6)%	—%
Goodwill and Asset Impairment Charges	(41)	(125)	(67.2)%	41	125	(67.2)%	0.4%	1.3%
Transformation Strategy Costs	(98)	(60)	63.3%	98	60	63.3%	1.0%	0.6%
Expense for Regulatory Matter	(45)	—	N/A	45	—	N/A	0.5%	—%

Non-GAAP Adjusted Measure	$9,243	$8,904	3.8%	$686	$869	(21.1)%	6.9%	8.9%

United Parcel Service, Inc.
Reconciliation of GAAP and Non-GAAP Adjusted Measures - U.S. Domestic Cost Per Piece
(unaudited)

	Nine Months Ended
	September 30
	2024	2023	% Change
Operating Days	191	191
Average Daily U.S. Domestic Package Volume	18,116	17,903
U.S. Domestic Cost Per Piece (GAAP)	$11.59	$11.52	0.6%

Transformation Strategy Costs	(0.03)	(0.03)	—%
One-Time Compensation	—	(0.02)	(100.0)%

U.S. Domestic Non-GAAP Adjusted Cost Per Piece	$11.56	$11.47	0.8%

United Parcel Service, Inc.
Reconciliation of Free Cash Flow (Non-GAAP measure)
(in millions):

Nine Months Ended September 30
2024
Cash flows from operating activities	$6,807
Capital expenditures	(2,811)
Proceeds from disposals of property, plant and equipment	68
Other investing activities	(26)
Free Cash Flow (Non-GAAP measure)	$4,038